                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     May 15, 2001
                                                --------------------------------


                       Wells Real Estate Fund XII, L.P.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   Georgia
--------------------------------------------------------------------------------
                (State or other jurisdiction of incorporation)


         0-30287                                           58-2438242
------------------------------               -----------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


         6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code     (770) 449-7800
                                                   -----------------------------


________________________________________________________________________________
         (Former name or former address, if changed since last report)

Item 2.    Acquisition of Assets

The Comdata Building

Purchase of the Comdata Building. On May 15, 2001, the Wells Fund XII - REIT
--------------------------------
Joint Venture Partnership ("Fund XII-REIT Joint Venture"), a joint venture between Wells Real Estate Fund XII, L.P. (the "Registrant") and Wells Operating Partnership, L.P. ("Wells OP"), the operating partnership for Wells Real Estate Investment Trust, Inc. ("Wells REIT"), acquired a three-story office building containing approximately 201,237 rentable square feet located at 5301 Maryland Way, Williamson County, Brentwood, Tennessee (the "Comdata Building"). The Fund XII-REIT Joint Venture purchased the Comdata Building from The Northwestern Mutual Life Insurance Company ("Northwestern") pursuant to that certain Agreement for the Purchase and Sale of Property between Northwestern and Wells Capital, Inc. ("Wells Capital"), the general partner of a general partner of the Registrant. Northwestern is not in any way affiliated with Wells Fund XII or its general partners or other affiliates.

         Wells Capital, the original purchaser under the agreement, assigned its rights under the agreement to the Fund XII-REIT Joint Venture at closing. The Fund XII-REIT Joint Venture paid a purchase price of $24,950,000 for the Comdata Building and incurred additional acquisition expenses in connection with the purchase of the Comdata Building, including attorneys' fees, recording fees and other closing costs, of approximately $52,019.

         Wells Fund XII made a capital contribution of $8,926,156 and Wells OP made a capital contribution of $16,075,863 to the Fund XII-REIT Joint Venture to fund their respective shares of the acquisition costs for the Comdata Building. As of May 20, 2001, Wells Fund XII had made total capital contributions to the Fund XII-REIT Joint Venture of $24,613,401 and held an equity percentage interest in the joint venture of approximately 45%, and Wells OP had made total capital contributions to the Fund XII-REIT Joint Venture of $29,917,096 and held an equity percentage interest in the joint venture of approximately 55%.

Description of the Comdata Building and the Site. As set forth above, the
------------------------------------------------
Comdata Building is a three-story office building containing approximately 201,237 rentable square feet situated on a 12.3 acre tract of land. Construction on the building was originally completed in 1989, and subsequently expanded in 1997. The building is constructed using a steel frame with steel beams on a concrete slab with concrete footings. The exterior walls are made of a brick shell with an insulated ribbon window system on aluminum mullions. The interior walls consist of textured and painted gypsum board. In addition, the building contains five passenger elevators and a freight elevator. There are approximately 750 paved surface parking spaces at the site.

         The Comdata Building is located in the Maryland Farms Office Park in Brentwood, Tennessee. Maryland Farms Office Park is located eight miles south of downtown Nashville, Tennessee. Nashville is known for its competitive real estate prices, available space for business, and diversified economic base. Nashville's business areas of strength include manufacturing, publishing, finance and insurance, healthcare management, music, transportation and tourism. The Brentwood submarket is one of Nashville's most desired locations.

         An independent appraisal of the Comdata Building was prepared by CB Richard Ellis, Inc., real estate appraisers and consultants, as of April 9, 2001, pursuant to which the market value of the land and the leased fee interest subject to the Comdata lease (described below) was estimated to be $25,000,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Comdata Building will continue operating at a stabilized level with Comdata Network, Inc. ("Comdata") occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. The Fund XII-REIT Joint Venture also obtained an environmental report and an engineering inspection report prior to the closing evidencing that the condition of the land and the Comdata Building were satisfactory.

The Comdata Lease. The entire 201,237 rentable square feet of the three-story
-----------------
office building is currently under a triple-net lease agreement with Comdata, a wholly owned subsidiary of Ceridian Corporation, a guarantor of the lease. The landlord's interest in the Comdata lease was assigned to the Fund XII-REIT Joint Venture at the closing. The Comdata lease commenced on April 1, 1997, and the current term expires on May 31, 2016. Comdata has the right to extend the Comdata lease for one additional five-year period of time at a rate equal to the greater of the base rent of the final year of the initial term or 90% of the then-current fair market rental rate.

         Comdata is a leading provider of transaction processing and information services to the transportation and other industries. Comdata provides trucking companies with fuel cards, electronic cash access, permit and licensing services, routing software, driver relation services and vehicle escorts, among other services. Comdata provides services to over 400,000 drivers, 7,000 truck stop service centers and 500 terminal fueling locations.

         Ceridian Corporation, the lease guarantor, is one of North America's leading information services companies that serves the human resources and transportation markets. Ceridian and its subsidiaries generate, process and distribute data for customers and help customers develop systems plans and software to perform these functions internally. For the fiscal year ended December 31, 2000, Ceridian reported net income of approximately $100.2 million on revenues of over $1.175 billion.

         The base rent payable for the current term of the Comdata lease is as follows:

            ----------------------------------------------------------------
               Lease Years/(1)/  Annual Rent   Annual Rent Per Square Foot
            ----------------------------------------------------------------
               Year 1             $2,398,672             $11.92
            ----------------------------------------------------------------
               Years 2-6          $2,458,638             $12.22
            ----------------------------------------------------------------
               Years 7-11         $2,518,605             $12.52
            ----------------------------------------------------------------
               Years 12-15        $2,578,572             $12.81
            ----------------------------------------------------------------

         /(1)/ Beginning in 2001.

         Under the Comdata lease, Comdata is required to pay all operating expenses, including but not limited to, gas, water and electricity costs, garbage and waste disposal, telephone, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies and such other operating expenses with respect to the Comdata Building. In addition, Comdata is responsible for all routine maintenance and repairs to the Comdata Building. The Fund XII-REIT Joint Venture, as landlord, will be responsible for the repair and maintenance of the roof and structural systems of the Comdata Building. Comdata must obtain written consent from the Fund XII-REIT Joint Venture before making any alterations to the premises excluding alterations that (i) are made to the interior tenant space of the Comdata Building, (ii) do not adversely affect the structural integrity or the exterior of the Comdata Building, (iii) do not affect common areas of the Comdata Building; including but not limited to the elevators and lobby, and (iv) do not adversely affect the electrical, heating or plumbing systems of the Comdata Building.

Property Management Fees. Wells Management Company, Inc. ("Wells Management"),
------------------------
an affiliate of the Registrant, has been retained to manage and lease the Comdata Building. The Fund XII-REIT Joint Venture will pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the Comdata Building, subject to certain limitations.

Item 7.  Financial Statements and Exhibits.

         (a)   Financial Statements. The following financial statements of the
               --------------------
Registrant relating to the Comdata Building are submitted at the end of this Current Report and are filed herewith and incorporated herein by reference:

         Comdata Building                                                        Page
                                                                                 ----
         Report of Independent Accountants                                        F-1

         Statements of Revenues Over Certain Operating Expenses                   F-2
         for the year ended December 31, 2000 (audited) and for the three months ended March 31, 2001 (unaudited)

         Notes to Statements of Revenues Over Certain Operating                   F-3
         Expenses for the year ended December 31, 2000 (audited) and for the three months ended March 31, 2001 (unaudited)

         (b)   Pro Forma Financial Information. The following unaudited pro
               -------------------------------
forma financial statements of the Registrant are submitted at the end of this Current Report and are filed herewith and incorporated herein by reference:

         Wells Real Estate Fund XII, L.P.                                        Page
                                                                                 ----
         Summary of Unaudited Pro Forma Financial Statements                      F-5

         Pro Forma Balance Sheet as of March 31, 2001 (unaudited)                 F-6

         Pro Forma Statement of Income for the year ended                         F-7
         December 31, 2000 (unaudited)

         Pro Forma Statement of Income for the three months                       F-8
         March 31, 2001 (unaudited)

         After reasonable inquiry, the Registrant is not aware of any material factors relating to the real property described in this Current Report that would cause the financial information reported herein not to be necessarily indicative of future operating results.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WELLS REAL ESTATE FUND XII, L.P.
                                   Registrant


                                   By: /s/ Leo F. Wells, III
                                      -----------------------------------------
                                      Leo F. Wells, III, as General Partner and
                                      as President and sole Director of Wells
                                      Capital, Inc., the General Partner of
                                      Wells Partners, L.P., General Partner

Date:  May 29, 2001

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XII, L.P. and
Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying statement of revenues over certain operating expenses for the COMDATA BUILDING for the year ended December 31, 2000. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Comdata Building after acquisition by the Wells Fund XII--REIT Joint Venture. The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Comdata Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Comdata Building for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.


/s/ Arthur Andersen LLP


Atlanta, Georgia
May 18, 2001

                               COMDATA BUILDING


                            STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 2000

                   AND THE THREE MONTHS ENDED MARCH 31, 2001

                                                    2001       2000
                                                 --------   ----------
                                                (Unaudited)

RENTAL REVENUES                                  $614,660   $2,458,638

OPERATING EXPENSES, net of reimbursements          20,404        5,468
                                                 --------   ----------
REVENUES OVER CERTAIN OPERATING EXPENSES         $594,256   $2,453,170
                                                 ========   ==========


       The accompanying notes are an integral part of these statements.

                               COMDATA BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 2000

             AND THE THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)



1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Description of Real Estate Property Acquired
     --------------------------------------------
     On May 15, 2001, the Wells Fund XII-REIT Joint Venture (the "Joint Venture") acquired the Comdata Building from The Northwestern Mutual Life Insurance Company ("Northwestern"). The Joint Venture is a joint venture partnership between Wells Real Estate Fund XII, L.P. ("Wells Fund XII") and Wells Operating Partnership, L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc., a Maryland corporation. Northwestern is not an affiliate of Wells Fund XII or Wells OP. The total purchase price of the Comdata Building was $24,950,000. Additional acquisition expenses were incurred in connection with the purchase of the Comdata Building, included attorney's fees, recording fees, loan fees, and other closing costs, of $52,019. Wells Fund XII contributed $8,926,156, and Wells OP contributed $16,075,863 to the Joint Venture for their respective shares of the purchase of the Comdata Building.

     Comdata Network, Inc. ("Comdata") occupies the entire 201,237 rentable square feet of the three-story office building under a net lease agreement (the "Comdata Lease"). Comdata is a wholly owned subsidiary of Ceridian Corporation, a public entity traded on the New York Stock Exchange and guarantor of Comdata's obligations under the Comdata Lease. Northwestern's interest in the Comdata Lease was assigned to the Joint Venture at the closing. The initial term of the Comdata Lease commenced on April 1, 1997 and expires on May 31, 2016. Comdata has the right to extend the Comdata Lease for two additional five-year periods at a rate equal to the greater of the base rent for the final year of the initial term or 90% of the then-current fair market rental rate. Under the Comdata Lease, Comdata is required to pay, as additional monthly rent, all operating costs, including but not limited to, gas, water, electricity, garbage and waste disposal, telephone, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies, and other such operating expenses with respect to the Comdata Building. In addition, Comdata is responsible for all routine maintenance and repairs to the Comdata Building. The Joint Venture will be responsible for the repair and replacement of the exterior surface walls, foundation, roof, and plumbing, electrical and mechanical systems of the Comdata Building.

     Rental Revenues
     ---------------
     Rental income is recognized on a straight-line basis over the life of the Comdata Lease.

2.   BASIS OF ACCOUNTING

     The accompanying statements of revenues over certain operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, these statements exclude certain historical expenses, such as depreciation, interest, and management fees. Therefore, these statements are not comparable to the operations of the Comdata Building after acquisition by the Joint Venture.

                       WELLS REAL ESTATE FUND XII, L.P.


                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


The following unaudited pro forma balance sheet as of March 31, 2001 has been prepared to give effect to the acquisition of the Comdata Building by the Wells XII-REIT Joint Venture, a joint venture partnership between Wells Real Estate Fund XII, L.P. ("Wells Fund XII") and Wells Operating Partnership, L.P. ("Wells OP"), as if the acquisition occurred on March 31, 2001. The following unaudited pro forma statements of income for the three months ended March 31, 2001 and for the year ended December 31, 2000 have been prepared to give effect to the acquisition of the Comdata Building as if the acquisition occurred on January 1, 2000.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc., a Maryland corporation. Wells Real Estate Investment Trust, Inc. is the general partner of the Wells OP.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the Comdata Building been consummated at the beginning of the periods presented.

                       WELLS REAL ESTATE FUND XII, L.P.

                            PRO FORMA BALANCE SHEET

                                MARCH 31, 2001

                                  (Unaudited)

                                    ASSETS

                                                                    Wells Real
                                                                      Estate
                                                                     Fund XII,       Pro Forma        Pro Forma
                                                                       L.P.         Adjustments         Total
                                                                     ----------     -----------       -----------
INVESTMENT IN JOINT VENTURES                                        $21,400,154    $  9,298,072(a)    $30,698,226

CASH AND CASH EQUIVALENTS                                             9,412,667      (8,926,156)(b)       486,511

DEFERRED PROJECT COSTS                                                  371,916        (371,916)(c)             0

DEFERRED OFFERING COSTS                                                  56,864               0            56,864

DUE FROM AFFILIATES                                                     491,971               0           491,971
                                                                ---------------   -------------      ------------
            Total assets                                            $31,733,572    $          0       $31,733,572
                                                                ===============   =============       ===========
                        LIABILITIES AND PARTNERS' CAPITAL

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                               $   316,182    $          0     $     316,182


PARTNERSHIP DISTRIBUTIONS PAYABLE                                       482,918               0           482,918

DUE TO AFFILIATES                                                       157,905               0           157,905
                                                                ---------------   -------------      ------------
            Total liabilities                                           957,005               0           957,005
                                                                ---------------   -------------      ------------
PARTNERS' CAPITAL:
   Limited partners:
      Cash preferred--2,706,060 units outstanding                    23,870,009               0        23,870,009
      Tax preferred--855,059 units outstanding                        6,906,558               0         6,906,558
                                                                ---------------   -------------      ------------
            Total partners' capital                                  30,776,567    $          0        30,776,567
                                                                ---------------   -------------      ------------
            Total liabilities and partners' capital                 $31,733,572               0       $31,733,572
                                                                ===============   =============     =============

(a) Reflects Wells Real Estate Fund XII, L.P.'s contribution to the Wells Fund XII-REIT Joint Venture including deferred project costs.

(b) Reflects Wells Real Estate Fund XII, L.P.'s portion of the purchase price funded as a capital contribution to the Wells Fund XII-REIT Joint Venture.

(c) Reflects deferred project costs contributed to the Wells Fund XII-REIT Joint Venture at approximately 4.17% of the purchase price.

                       WELLS REAL ESTATE FUND XII, L.P.

                         PRO FORMA STATEMENT OF INCOME

                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                                  (Unaudited)

                                                                      Wells Real
                                                                        Estate          Pro Forma      Pro Forma
                                                                     Fund XII, L.P.    Adjustments       Total
                                                                     --------------    -----------     ---------
REVENUES:
    Equity in income of joint ventures                               $   324,574       $ 122,325(a)   $ 446,899
    Interest income                                                       35,568               0         35,568
                                                                     --------------    -----------    ----------
                                                                         360,142         122,325        482,467
                                                                     --------------    -----------    ----------
EXPENSES:
    Partnership administration                                            11,436               0         11,436
    Legal and accounting                                                   8,650               0          8,650
    Computer costs                                                         1,200               0          1,200
                                                                     --------------    -----------    ----------
                                                                          21,286               0         21,286
                                                                     --------------    -----------    ----------
NET INCOME                                                           $   338,856       $ 122,325      $ 461,181
                                                                     ==============    ===========    ==========

NET INCOME ALLOCATED TO CASH PREFERRED
  LIMITED PARTNERS                                                   $   545,893       $ 199,314      $ 745,207
                                                                     ==============    ===========    ==========
NET LOSS ALLOCATED TO TAX PREFERRED
  LIMITED PARTNERS                                                   $  (207,037)      $ (76,989)     $(284,026)
                                                                     ==============    ===========    ==========
HISTORICAL NET INCOME PER WEIGHTED
  AVERAGE CASH PREFERRED LIMITED PARTNER UNIT                        $      0.24
                                                                     ==============
HISTORICAL NET LOSS PER WEIGHTED AVERAGE
TAX PREFERRED LIMITED PARTNER UNIT                                   $     (0.27)
                                                                     ==============

PRO FORMA NET INCOME PER CASH PREFERRED
LIMITED PARTNER UNIT (b)                                                                              $    0.28 (b)
                                                                                                      =============
PRO FORMA NET LOSS PER TAX PREFERRED
LIMITED PARTNER UNIT (c)                                                                              $   (0.33)(c)
                                                                                                      =============


(a) Reflects Wells Fund XII's equity in income of the Wells Fund XII-REIT Joint Venture related to the Comdata Building. The pro forma adjustment results from rental revenues less operating expenses, management fees, and depreciation.

(b) As of May 15, 2001, the acquisition date, Wells Fund XII had 2,708,061 cash preferred limited partner units outstanding; pro forma income per cash preferred limited partner unit is calculated as if these units were outstanding for the entire three months ended March 31, 2001.

(c) As of May 15, 2001, the acquisition date, Wells Fund XII had 853,058 tax preferred limited partner units outstanding; pro forma loss per tax preferred limited partner unit is calculated as if these units were outstanding for the entire three months ended March 31, 2001.

                       WELLS REAL ESTATE FUND XII, L.P.

                         PRO FORMA STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 2000

                                  (Unaudited)

                                                                  Wells Real
                                                                    Estate          Pro Forma       Pro Forma
                                                                Fund XII, L.P.     Adjustments        Total
                                                                --------------     -----------      ----------
REVENUES:
    Equity in income of joint ventures                            $  664,401       $  516,485(a)    $1,180,886
    Interest income                                                  265,467                0          265,467
                                                                  ----------       ----------       ----------
                                                                     929,868          516,485        1,446,353
                                                                  ----------       ----------       ----------
EXPENSES:
    Partnership Administration                                        44,245                0           44,245
    Legal and accounting                                              17,500                0           17,500
    Computer costs                                                    11,895                0           11,895
                                                                  ----------       ----------       ----------
                                                                      73,640                0           73,640
                                                                  ----------       ----------       ----------
NET INCOME                                                        $  856,228       $  516,485       $1,372,713
                                                                  ==========       ==========       ==========

NET INCOME ALLOCATED TO CASH PREFERRED LIMITED PARTNERS           $1,209,438       $  824,443       $2,033,881
                                                                  ==========       ==========       ==========

NET LOSS ALLOCATED TO TAX PREFERRED LIMITED PARTNERS              $ (353,210)      $ (307,958)      $ (661,168)
                                                                  ==========       ==========       ==========

HISTORICAL NET INCOME PER WEIGHTED AVERAGE CASH PREFERRED
LIMITED PARTNER UNIT                                              $     0.89
                                                                  ==========

HISTORICAL NET LOSS PER WEIGHTED AVERAGE TAX PREFERRED
LIMITED PARTNER UNIT                                              $    (0.92)
                                                                  ==========

PRO FORMA NET INCOME PER CASH PREFERRED LIMITED PARTNER
UNIT                                                                                                $     0.75 (b)
                                                                                                    ==========

PRO FORMA NET LOSS PER TAX PREFERRED LIMITED PARTNER UNIT                                           $    (0.78)(c)
                                                                                                    ==========

    (a) Reflects Wells Fund XII's equity in income of the Wells Fund XII-REIT Joint Venture related to the Comdata Building. The pro forma adjustment results from rental revenues less operating expenses, management fees, and depreciation.

    (b) As of May 15, 2001, the acquisition date, Wells Fund XII had 2,708,061 cash preferred limited partner units outstanding; pro forma income per cash preferred limited partner unit is calculated as if these units were outstanding for the entire year ended December 31, 2000.

    (c) As of May 15, 2001, the acquisition date, Wells Fund XII had 853,058 tax preferred limited partner units outstanding; pro forma loss per tax preferred limited partner unit is calculated as if these units were outstanding for the entire year ended December 31, 2000.